Exhibit 5
                 GODFREY & KAHN, S.C.
                   Attorneys at Law
                780 North Water Street
            Milwaukee, Wisconsin 53202-3590
                  Tel. (414) 273-3500
                  Fax (414) 273-5198

                     May 22, 1998

ShopKo Stores, Inc.
700 Pilgrim Way
Green Bay, Wisconsin  54307-9060

     RE:  Post-Effective Amendment No. 1 to Registration
          Statement on Form S-8 for the Shopko Stores, Inc.
          1993 Restricted Stock Plan

Gentlemen:

     We have acted as your counsel in connection with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration
No. 33-81902) (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 150,000 shares of Common Stock, $0.01 par value per share (the "Shares"), of ShopKo Stores, Inc., a Wisconsin corporation (the "Company"), issuable pursuant to the Company's 1993 Restricted Stock Plan
(the "Plan").

     We have examined: (i) the Plan, the Plan's prospectus, and the Registration Statement, (ii) the Company's Articles of Incorporation and By-Laws, (iii) certain resolutions of the Company's Board of Directors and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, upon issuance in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable, except to the extent provided in Section
180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for

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services rendered, but not exceeding six months service
in the case of any individual employee.  Certain
Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              Godfrey & Kahn, S.C.